                         NOTICE OF GUARANTEED DELIVERY
                      FOR TENDER OF SHARES OF COMMON STOCK
                                       OF
                            CANISCO RESOURCES, INC.
                                       TO
                           CANISCO ACQUISITION, INC.,
                      AN INDIRECT WHOLLY OWNED SUBSIDIARY
                                       OF
                       KENNY INDUSTRIAL SERVICES, L.L.C.
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

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THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
   TIME, ON FRIDAY, AUGUST 11, 2000, UNLESS THE OFFER IS EXTENDED.
--------------------------------------------------------------------------------

    This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if (i) certificates representing shares of common stock, par value $0.0025 per share (the "Shares"), of Canisco Resources, Inc., a Delaware corporation (the "Company"), are not immediately available, (ii) time will not permit all required documents to reach
ChaseMellon Shareholder Services, L.L.C. (the "Depositary") prior to the
Expiration Date (as defined in the Offer to Purchase, defined below), or (iii) the procedures for book-entry transfer cannot be completed on a timely basis.
This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by telegram or facsimile to the Depositary. See Section 3, "Procedures for Tendering Shares," of the Offer to Purchase.

                        THE DEPOSITARY FOR THE OFFER IS:

                    ChaseMellon Shareholder Services, L.L.C.

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
               BY MAIL:                               BY HAND:                             BY OVERNIGHT:
      Reorganization Department               Reorganization Department              Reorganization Department
            P.O. Box 3301                           120 Broadway                         85 Challenger Road
      South Hackensack, NJ 07606                     13th Floor                          Mail Stop - Reorg
                                                 New York, NY 10271                  Ridgefield Park, NJ 07660
                                             BY FACSIMILE TRANSMISSION:
                                          (For Eligible Institutions Only)
                                                   (201) 296-4293
                                           CONFIRM FACSIMILE TRANSMISSION
                                                 By Telephone Only:
                                                   (201) 296-4860

    DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

    This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

    The undersigned hereby tenders to Canisco Acquisition, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Kenny Industrial Services, L.L.C., a Delaware limited liability company, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated July 17, 2000 (the "Offer to Purchase"), and the related Letter of Transmittal (which, each as amended or supplemented from time to time, together constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedures described in
Section 3, "Procedures for Tendering Shares," of the Offer to Purchase.

Number of Shares Tendered: _____________________________________________________

Certificate No(s). (if available): _____________________________________________

Name(s) of Record Holder(s): ___________________________________________________

________________________________________________________________________________

________________________________________________________________________________
                             (PLEASE TYPE OR PRINT)

If Shares will be tendered
by book-entry transfer:

        Name of Tendering Institutions: ________________________________________

        Account No.: ___________________________________________________________

Address: _______________________________________________________________________
                              (INCLUDE A ZIP CODE)

Signature(s): __________________________________________________________________

Dated: _______________________________, 2000

                THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, a firm that is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program (each, an "Eligible Institution") hereby (a) represents that the tender of Shares effected hereby complies with Rule 14e-4 under the Securities Exchange Act of 1934, as amended, and (b) guarantees delivery to the Depositary, at one of its addresses set forth above, of certificates representing the Shares tendered hereby in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof) with any required signature guarantees, or an Agent's Message (as defined in Section 3, "Procedures for Tendering Shares," of the Offer to Purchase), and any other documents required by the Letter of Transmittal, within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

    The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal (or an Agent's Message) and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm: __________________________________________________________________
                             (AUTHORIZED SIGNATURE)

Name(s): _______________________________________________________________________
                             (PLEASE TYPE OR PRINT)

Title: _________________________________________________________________________

Address: _______________________________________________________________________
                              (INCLUDE A ZIP CODE)

Area Code and Telephone No.: ___________________________________________________

Date: ________________________________, 2000

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. SUCH CERTIFICATES SHOULD BE SENT TO THE DEPOSITARY TOGETHER WITH YOUR LETTER OF TRANSMITTAL.